Exhibit 10.1

MUTUAL TERMINATION OF PURCHASE AND SALE AGREEMENT

This Mutual Termination of Purchase and Sale Agreement (“Termination Agreement”) is entered into this 15th day of September, 2025 (the “Effective Date”) by and between 218 LLC, a Tennessee limited liability company (“Seller”), and American Rebel Holdings, Inc., a Nevada corporation (“Buyer”). Capitalized terms used, but not defined herein, have the meaning ascribed in the Purchase Agreement (as defined herein).

RECITALS

WHEREAS, Seller and Buyer are parties to that certain Purchase and Sale Agreement, dated August 19, 2025 (“Purchase Agreement”) related to the sale and purchase of the real property located at 218 3rd Avenue North, Nashville, Tennessee 37201 (the “Real Property”).

WHEREAS, Seller and Buyer have decided it is their best interests for Buyer to purchase the outstanding membership interests in Seller rather than directly purchase the Real Property.

WHEREAS, concurrent with the execution of this Termination Agreement, Seller and Buyer are entering into a membership interest purchase agreement, whereby the Buyer is agreeing to purchase all of the outstanding membership interests in Seller.

WHEREAS, Seller and Buyer desire to terminate the Purchase Agreement and mutually release the other from any and all obligations under the Purchase Agreement.

WHEREAS, in consideration of the foregoing and the representations, warranties, covenants, and mutual promises contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties herein agree as follows:

1. Seller and Buyer hereby agree to end their mutual obligations under, and terminate, the Purchase Agreement and the Note associated therewith, said termination to be effective as of the Effective Date.

2. Buyer consents and agrees to the immediate cancellation of the 426,155 shares of common stock and prefunded warrants issued to Buyer under the terms of the Purchase Agreement. Such shares will be returned to the treasury of Buyer.

3. Seller and Buyer hereby release and forever discharge one another, as of the Effective Date, from all claims and demands which each party has against the other, whether or not known to either party and whether accrued or not accrued, under, or arising out of, the Purchase Agreement, and/or under all applicable federal, state, local or municipal laws, statutes, common law, regulations, and ordinances.

4. This Termination Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee without regard to conflict of law principals disputes shall be resolved in the courts located in Davidson County, Tennessee.

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5. A party to this Termination Agreement will not be bound by a waiver of any right or remedy that inures to the party’s benefit under this Termination Agreement unless the waiver is in a writing signed by the party. A failure by a party to enforce any right or seek any remedy for a breach of this Termination Agreement by another party does not constitute a waiver of the first party’s right to enforce that right or seek that remedy with respect to that or any other breach.

6. This Termination Agreement supersedes all prior and contemporaneous oral and written agreements between the parties with respect to the subject matter of this Termination Agreement. This Termination Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be amended except by a writing signed by the party against whom the amendment is to be enforced.

7. This Termination Agreement may be executed in separate counterparts with different parties signing different counterparts so long as each party signs at least one counterpart. A party’s execution and delivery of this Termination Agreement may be evidenced by facsimile or PDF transmission.

8. Each party is represented by counsel and the preparation of this Termination Agreement was the result of the mutual drafting of their counsel and it may not be construed for or against any party.

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IN WITNESS WHEREOF, the Parties have caused this Termination Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Seller:
218 LLC

By	/s/ Gary Bowie
Name:	Gary Bowie
Title:	Owner

Buyer:
American Rebel Holdings, Inc.

By	/s/ Charles A. Ross, Jr.
Name:	Charles A. Ross, Jr.
Title:	CEO

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